As Filed with the Securities and Exchange Commission on December 23, 2003

                                                         Registration No.:  333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933


                                   P-COM, INC.
             (Exact name of Registrant as specified in its charter)

                  Delaware                                    77-0289371
      (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                    Identification No.)

        3175 S. Winchester Boulevard
            Campbell, California                                95008
  (Address of Principal Executive Offices)                    (Zip Code)


                                   ----------

                      1995 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full Title of the Plan)

                                   ----------

                                 Samuel Smookler
                             Chief Executive Officer
                                   P-Com, Inc.
                          3175 S. Winchester Boulevard
                               Campbell, CA 95008
                     (Name and Address of Agent For Service)

                                 (408) 866-3666
         (Telephone Number, Including Area Code, for Agent For Service)

                                    Copy to:
                             C. Thomas Hopkins, Esq.
                     Sheppard, Mullin, Richter & Hampton LLP
                               800 Anacapa Street
                             Santa Barbara, CA 93101


                         CALCULATION OF REGISTRATION FEE

======================================= =================== ===================== ===================== ===========================
                                                              Proposed Maximum      Proposed Maximum
Title of Each Class of Securities to be    Amount to be      Offering Price Per    Aggregate Offering
               Registered                 Registered (1)         Share (2)             Price (2)        Amount of Registration Fee
--------------------------------------- ------------------- --------------------- --------------------- ---------------------------
Common Stock, par value $0.0001 per
share (3)                               74,800,000 shares   $0.14                 $10,472,000           $  963.42
======================================= =================== ===================== ===================== ===========================

------------------
(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the bid and asked prices per share of P-Com common stock, as reported on the OTC Bulletin Board on December 22, 2003.

(3)      Each share  includes one right to purchase  shares of P-Com's  series A
         junior  participating   preferred  stock  pursuant  to  P-Com's  rights
         agreement dated October 1, 1997, as amended.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 74,800,000 additional shares of Common Stock of P-Com, Inc., a Delaware corporation (the "Registrant"), issuable pursuant to the 1995 Stock Option/Stock Issuance Plan, as amended through December 3, 2003 (the "Plan"). A Registration Statement on Form S-8 (File No. 333-07773), registering an aggregate of 320,000 shares of Common Stock (adjusted to reflect a two-for-one forward stock split effected on September 26, 1997 and a one-for-five reverse stock split effected on June 27,
2002) issuable pursuant to the Plan, was filed with the Securities and Exchange Commission on July 8, 1996 (the "Prior Registration Statement"). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated by reference into this registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are hereby incorporated by reference into this registration statement:

         (a) The Registrant's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 31, 2003 and November 12, 2003, respectively;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above.

         (c) The description of the Registrant's Common Stock, which is contained in the registration statement on Form 8-A filed with the Securities and Exchange Commission on January 12, 1995 (No. 000-25356), as amended.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on this 17th day of December 23, 2003.

                                   P-COM, INC.

                                   By: /s/ Samuel Smookler
                                       -----------------------------------
                                       Samuel Smookler
                                       Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Samuel Smookler, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities (including the undersigned's capacity as a director and/or officer of P-Com, Inc.), to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Name                                       Title                             Date
------------------------------------------------------------------------------------------------------
/s/ Samuel Smookler             Chief Executive Officer (Principal             December 23, 2003
-----------------------------   Executive Officer) and Director
Samuel Smookler

                                Acting Chief Financial Officer, Vice
/s/ Daniel W. Rumsey            President and General Counsel  (Principal
-----------------------------   Financial Officer and Principal Accounting
Daniel W. Rumsey                Officer) December 17, 2003

/s/ George P. Roberts           Chairman of the Board                          December 23, 2003
-----------------------------
George P. Roberts

/s/ Frederick Fromm             Director                                       December 23, 2003
-----------------------------
Frederick Fromm

/s/ Brian T. Josling            Director                                       December 23, 2003
-----------------------------
Brian T. Josling

/s/ John A. Hawkins             Director                                       December 23, 2003
-----------------------------
John A. Hawkins

                                INDEX OF EXHIBITS

Exhibit
Number        Description of Document
------        -----------------------

4.1 (1)       Form of Common Stock Certificate

4.2 (2) Amended and Restated Rights Agreement dated as of January 24, 2001 between Registrant and BankBoston, N.A.

4.3 (3) 1995 Stock Option/Stock Issuance Plan, as amended and restated through July 17, 2002.

4.4 Amendment to 1995 Stock Option/Stock Issuance Plan (as amended and restated through July 17, 2002), dated as of December 3, 2003.

4.5 (4)       Employee Stock Purchase Plan, as amended

5.1           Opinion of Sheppard, Mullin, Richter & Hampton LLP

23.1          Consent of Sheppard,  Mullin,  Richter & Hampton LLP  (included in
              Exhibit 5.1)

23.2          Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney (included on the signature page to this Registration Statement)


---------------
(1) Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-88492) declared effective with the Securities and Exchange Commission on March 2, 1995.

(2) Incorporated by reference to Exhibit 4.10 to the Registrant's Form 8-A/A filed with the Securities and Exchange Commission on May 7, 2001.

(3) Incorporated by reference to the Registrant's Proxy Statement, dated June 6, 2002, filed with the Securities and Exchange Commission on June 3, 2002.

(4) Incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-63762) filed with the Securities and Exchange Commission on June 25, 2001.